Exhibit 4.24

AMENDMENT NO. 1

TO

 SHAREHOLDERS AGREEMENT

                This Amendment No. 1 dated June 21, 2000 (“Amendment”) amends the Shareholders Agreement, dated February 18, 2000 (“Agreement”), by and among EpicEdge, a Texas corporation (the “Company”), Carl Rose, Charles Leaver, Jeff Sexton and Kelly Knake, Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund LP, Fleck Family Partnership II, LP, LJH Partners LP, Wain Investment, LLC, Gerald C. Allen, and John Paul DiJoria, (collectively, the “Shareholders”).

WITNESSETH:

                WHEREAS, on February 18, 2000, the Company and the Shareholders entered into the Agreement: and,

                WHEREAS, the Shareholders and the Company consider it to be in the best interest of the Company, its business and the Shareholders that this Amendment amends the Agreement.

                NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.             The Shareholders and the Company hereby agree that Section 2.1(c) is hereby amended in its entirely as follows:

“Permitted Transfers” means (i) the sale of up to 3,000,000 shares of Principal Common Stock in the aggregate owned by Carl Rose as follows:

 (a)  1,000,000 shares of Principal Common Stock to Jeff Sexton,

 (b)  1,000,000 shares of Principal Common Stock to Charles Leaver, and

 (c)  1,000,000 shares of Principal Common Stock to Growth Stocks, Inc;

and (ii) the sale of up to 50,000 shares of Principal Common Stock in the aggregate owned by each Jeff Sexton, Charles Leaver and Kelly Knake.

2.             The Shareholders and the Company hereby agree that Section 2.2 is hereby amended to add the following sentences following the last sentence of Section 2.2:

“Upon a Permitted Transfer, the Company shall cause to be executed and delivered to the Permitted Transferee a certificate or certificates representing the aggregate number of Shares transferred to such Permitted Transferee, which such certificates shall have imprinted thereon a legend as set forth in Section 4.1 thereto.  Notwithstanding the foregoing, however, a Transfer shall not be deemed to be a Permitted Transfer unless the Transferee of the Shares expressly assumes, in writing, all of the obligations of a Shareholder under this Agreement pursuant to the form of Shareholder Assent attached hereto as Exhibit A.  Furthermore, in the event a Permitted Transferee is already a party to this Agreement, the Shares transferred to such Permitted Transferee shall remain subject to the terms and conditions as set forth herein.”

3.             Defined terms not otherwise defined herein have the same definition as set forth in the Agreement.

4.             Except for Sections 2.1(c) and 2.2 which have been amended as set forth herein, all remaining provisions of the Agreement remain in full force and effect.

5.             This Amendment may be executed in one or more counterparts (including by means of separate signature pages, which may be attached hereto) by one or more of the parties, each of which shall be deemed an original, and all of said counterparts (and signatures pages) shall be deemed to constitute or be part of one and the same instrument.  One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE

                IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC.		LJH PARTNERS LP, a Delaware
a Texas Corporation		Limited Partnership
By:		By:
	Charles Leaver, President	Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio Limited Liability Company

By:	Edgewater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.	Gerald C. Allen
Its:	General Partner

By:		John Paul DiJoria
Its:

ASPEN FINANCE INVESTORS I, LLC, a Colorado Limited Liability Company

Carl Rose

By:
Its:	Manager	Charles Leaver

FLECK T.I.M.E. FUND, LP, a Connecticut Limited Partnership
Jeff Sexton
By:

Its:	Managing Partner
Kelly Knake
FLECK FAMILY PARTNERSHIP II, LP, a Florida Limited Partnership

By:
Its:	Managing Partner